UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

As previously announced, on September 27, 2017, Old Line Bancshares, Inc. (“Old Line”), the parent company of Old Line Bank, entered into an Agreement and Plan of Merger with Bay Bancorp, Inc. (“BYBK”), the parent company of Bay Bank, FSB (“Bay Bank”), pursuant to which BYBK will be merged with and into Old Line (the “Merger”). As previously disclosed, consummation of the Merger is subject to certain closing conditions, including the receipt of required regulatory approvals. Such approvals include approval of the Board of Governors of the Federal Reserve System (the “FRB”) and the Maryland Office of the Commissioner of Financial Regulation (the “Maryland Commissioner”) of the Merger and of the Federal Deposit Insurance Corporation (the “FDIC”) and the Maryland Commissioner for the merger of Bay Bank into Old Line Bank (the “Bank Merger”). In addition, the Merger will result in H Bancorp LLC, the top-tier bank holding company of BYBK and Bay Bank, becoming the owner of more than 5.0% of the outstanding voting securities of Old Line and, indirectly, Old Line Bank, and that acquisition is subject to separate FRB approval.

We received FRB approval for the Merger on March 2, 2018, FDIC approval of the Bank Merger on March 6, 2018, and Maryland Commissioner approval of the Merger and the Bank Merger on March 9, 2018. In addition, H Bancorp LLC received the required FRB approval on March 2, 2018. Accordingly, all required regulatory approvals with respect to the Merger have now been received. Among other remaining conditions to closing, the Merger must be approved by the stockholders of each of Old Line and BYBK.

Important Additional Information.

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This report contains statements relating to a proposed merger between Old Line and BYBK that is the subject of a final joint proxy statement/prospectus included in an amendment to Old Line’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2018, which has been mailed to the stockholders of Old Line and BYBK.

This report is not a substitute for the joint proxy statement/prospectus or any other document that Old Line or BYBK has filed or may file with the SEC or has sent or may send to its stockholders in connection with the Merger and their respective board of directors’ solicitation of proxies in connection therewith. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE FINAL JOINT PROXY STATEMENT/ PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC OR SENT TO STOCKHOLDERS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain the documents (as available) free of charge at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Old Line will also be available free of charge on Old Line’s website at www.oldlinebank.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Old Line stockholders and investors may also obtain copies of these documents without charge by contacting Mark A. Semanie at (301) 430-2500.

The information on Old Line’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings Old Line makes with the SEC.

Participants in the Transaction

Old Line, BYBK and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line and BYBK in connection with the Merger. Information about Old Line’s directors and executive officers is set forth in its definitive proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 20, 2018. Information about the directors and executive officers of BYBK is set forth in BYBK’s definitive proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 12, 2017. Information regarding the interests of these participants is set forth in the final joint proxy statement/ prospectus referred to above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: March 9, 2018	By: /s/ Elise M. Hubbard
Elise M. Hubbard, Executive Vice President and Chief Financial Officer